Exhibit 99.(s)(2)

Power of Attorney

I, Heather R. Higgins, the undersigned Trustee of A&Q Multi-Strategy Fund (the "Fund"), hereby authorize each of Dylan Germishuys, Matthew Richards and Keith A. Weller as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Heather R. Higgins
Name: Heather R. Higgins
Title: Trustee

Dated as of April 28, 2022